Exhibit 10.36

THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

PROMISSORY NOTE

$[     ]

April [     ], 2024
California, United States

For value received, Kairos Pharma, Ltd., a Delaware company (the “Company”), promises to pay to Neil Bhowmick (the “Holder”), the principal sum of $[ ] (the “Principal”). Interest shall accrue from the date of this Promissory Note (this “Note”) on the unpaid principal amount at a rate equal to 7.5% per annum, computed as simple interest on the basis of a year of 365 days.

1. Basic Terms.

(a) Maturity. Principal, and all interest accrued under this Note, shall be due and payable on April 30, 2025 (the “Maturity Date”). Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable within ten (10) business days upon: (i) the commission of any act of bankruptcy by the Company, (ii) the execution by the Company of a general assignment for the benefit of creditors, (iii) the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, or (iv) the appointment of a receiver or trustee to take possession of the property or assets of the Company.

(b) Payment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder shall be applied to principal.

(c) Default. In the event the Company fails to repay the Note in full on the Maturity Date, the Note shall accrue interest at default interest rate of 10% per annum (the “Default Interest”). Such Default Interest shall accrue until such time as the Loan and all interest thereon is paid in full.

2. Action to Collect on Note. If action is instituted to collect on this Note, the Company promises to pay all of the Holder’s costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

3. Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

4. Miscellaneous.

(a) Governing Law. The validity, interpretation, construction and performance of this Note, and all acts and transactions pursuant hereto and the rights and obligations of the Company and Holder shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(b) Entire Agreement. This Note constitutes the entire agreement and understanding between the Company and the Holder relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written between them relating to the subject matter hereof.

(c) Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 4(c) shall be binding upon the Company, the Holder and each transferee of this Note.

(d) Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the Holder. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Promissory Note as of the date first set forth above.

the company:

KAIROS PHARMA, LTD.

By:
Name:	John S. Yu, M.D.
Title:	Chief Executive Officer